Exhibit 99.B(d)(5)

AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT FOR THE SEI INSTITUTIONAL MANAGED TRUST

THIS AMENDMENT to the Investment Sub-Advisory Agreement for the SEI Institutional Managed Trust between Acadian Asset Management LLC (the “Sub-Adviser”), and SEI Investments Management Corporation, a Delaware corporation (the “Adviser”), is made effective as of the 30th day of June 2016.

WHEREAS, the Sub-Adviser and the Adviser previously entered into an Investment Sub-Advisory Agreement dated as of July 13, 2006, March 29, 2010, January 6, 2012, June 30, 2015 and September 15, 2015 (the “Agreement”); and

WHEREAS, the Adviser, with the approval of the Trust, desires to retain the Sub-Adviser to make purchase or sale recommendations for the Assets of a Fund, with those recommendations executed as appropriate by the Adviser or other another sub-adviser to the Fund (the Adviser in such capacity and such other sub-adviser are individually and collectively referred to as the “Overlay Manager”) as designated on Schedule A, attached hereto; and

WHEREAS, the parties also desire to amend Schedule B of the Agreement, attached hereto.

NOW, THEREFORE, the parties to this Amendment, intending to be legally bound, agree as follows:

1.                                      Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Agreement.

2.                                      Unless otherwise set forth herein, all provisions of the Agreement shall remain in effect.

3.                                      Duties of the Sub-Adviser With Respect to a Model Portfolio

(a)                                 With respect to a Fund for which the Sub-Adviser makes purchase or sale recommendations for the Assets of the Fund with those recommendations executed as appropriate by the Overlay Manager, as designated on Schedule A attached hereto:

(i)                                     Sections 1(c), 1(h)(i-ii)and 1(j) of the Agreement are inapplicable.

(ii)                                  Section 1(a) of the Agreement is replaced in its entirety with the following:

Subject to supervision by the Adviser and the Trust’s Board of Trustees, the Sub-Adviser shall manage all of the securities and other assets of each Fund entrusted to it hereunder (the “Assets”) by recommending the purchase, retention and disposition of the Assets, in accordance with the Fund’s investment objectives, policies and restrictions as stated in each Fund’s prospectus and statement of additional information, as currently in effect and as amended or supplemented from time to time (referred to collectively as the “Prospectus”), and subject to the following:

(a)                                 The Sub-Adviser shall, in consultation with and subject to the direction of the Adviser, recommend from time to time what Assets should be purchased, retained or sold by the Fund.

(iii)                               Section 1(e) of the Agreement is replaced with the following:

(e)                                  The Assets of the Fund shall be held by the Fund’s custodian.  The Sub-adviser shall at no time have custody or physical control of the Assets.

(iv).                           The following section is added to the Agreement.

Additional Duties of the Sub-Adviser.  In connection with its duty to recommend the purchase, retention and disposition of the Assets of the Fund, subject to the provisions of Section 1 of this Agreement, the Sub-Adviser shall also provide the following investment advisory services with respect to the Assets:

(a)                                 provide such recommendations with respect to the purchase, retention and disposition of the Assets of the Fund to the Overlay Manager in the form of a model portfolio or otherwise as appropriate (a “Model Portfolio”) at such times and in such manner as the Adviser requests.  Sub-Adviser acknowledges that Sub-Adviser’s investment recommendations will be implemented by the Overlay Manager with only limited authority to vary from such recommendations.

(b)                                 review the composition of the Assets in the Model Portfolio developed by the Sub-Adviser in light of the Prospectus and any instructions or directions given by the Adviser, and promptly report to the Adviser in the event that the investments in the Model Portfolio do not fully comply with any of the foregoing;

(c)                                  with respect to the Assets, the Overlay Manager will determine the timing and the manner of executing transactions within the Fund pursuant to the Sub-Adviser’s Model Portfolio.  The Sub-Adviser shall not be responsible for the timing or the manner of transactions executed by the

Overlay Manager.  The Sub-Adviser shall not be responsible for compliance violations or variations from the Prospectus or the Adviser’s instructions or directions that result from the manner in which the Overlay Manager either executes or fails to execute the Model Portfolio.  The Adviser shall provide to the Sub-Adviser such reports or other information as the Sub-Adviser reasonably requests to assist the Sub-Adviser in providing the Sub-Adviser’s advisory services specified in this Agreement.

(d)                                 Sub-Adviser shall have no obligation to file with respect to the Assets any required reports with the SEC pursuant to Section 13(f) and Section 13(g) of the Securities Exchange Act of 1934 and the rules and regulations thereunder.  Such reports with respect to the Assets shall be filed by the Adviser or the Overlay Manager.

4.                                      Schedule A of the Agreement is deleted and replaced with Schedule A, attached hereto.

5.                                      Schedule B of the Agreement is deleted and replaced with Schedule B, attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their officers designated below as of the day and year first written above.

SEI Investments Management Corporation	Acadian Asset Management LLC

By:	By:
/s/ William T. Lawrence	/s/ Mark Minichiello

Name:	Name:
William T. Lawrence	Mark Minichiello

Title:	Title:
Vice President	Chief Operating Officer

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Acadian Asset Management LLC

As of July 13, 2006, as amended March 29, 2010, January 6, 2012, June 30, 2015, September 15, 2015 and June 30, 2016

SEI INSTITUTIONAL MANAGED TRUST

Sub-Advisory Services

Global Managed Volatility Fund

Multi-Strategy Alternative Fund

Sub-Advisory Services Pursuant to a Model Portfolio

Tax-Managed International Managed Volatility Fund

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

Acadian Asset Management LLC

As of July 13, 2006, as amended March 29, 2010, January 6, 2012, June 30, 2015, September 15, 2015 and June 30, 2016

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Managed Trust

Global Managed Volatility Fund and Tax-Managed International Managed Volatility Fund

The fee schedule below will be applied to the average daily value of the Assets of the SEI Institutional Managed Trust Global Managed Volatility Fund and Tax-Managed International Managed Volatility Fund and the average daily value of the Assets of any other international/global managed volatility equity SEI mutual fund or account (each an “International/Global Managed Volatility Equity Fund”), collectively the “International/Global Managed Volatility Equity Funds”) to which the Sub-Advisor may now or in the future provide investment advisory/sub-advisory services. Each International/Global Managed Volatility Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the International/Global Managed Volatility Equity Funds managed by Sub-Advisor (as set forth below).

[Redacted]

As of the effective date of this amendment the International/Global Managed Volatility Equity Funds are as follows:

• SEI Institutional Managed Trust Global Managed Volatility Fund;

• SEI Institutional Managed Trust Tax-Managed International Managed Volatility Fund

• SEI Institutional Investments Trust Global Managed Volatility Fund

• SEI GMF The SEI Global Managed Volatility Fund;

• SEI GIF The SEI Global Select Equity Fund;

• SEI GAF The SEI Moderate Fund; and

• Global Managed Volatility Fund (SEI Canada)..

Multi-Strategy Alternative Fund

[Redacted]

Agreed and Accepted:

SEI Investments Management Corporation	Acadian Asset Management LLC

By:	By:
/s/ William T. Lawrence	/s/ Mark Minichiello

Name:	Name:
William T. Lawrence	Mark Minichiello

Title:	Title:
Vice President	Chief Operating Officer